Exhibit 5.1

10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com

August 25, 2025 Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, California 94941
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-3 (Registration No. 333-285506); $50,000,000 Aggregate Principal Amount of 7.75% Convertible Senior Notes due 2027 of Redwood Trust, Inc.

To the addressee set forth above:

We have acted as special counsel to Redwood Trust, Inc., a Maryland corporation (the “Company”), in connection with issuance and sale of $50,000,000 aggregate principal amount of the Company’s 7.75% Convertible Senior Notes due 2027 (the “Notes”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2025 (Registration No. 333-285506), as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on August 22, 2025 (as so filed and as amended, the “Registration Statement”), a base prospectus, dated March 3, 2025, included in the Registration Statement at the time it originally became effective under the Securities Act (the “Base Prospectus”), a prospectus supplement, dated August 22, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act on August 22, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), and Securities Purchase Agreements, dated August 22, 2025, between the Company and the respective investors named therein (the “Securities Purchase Agreements”). The Notes are being issued pursuant to an indenture, dated as of June 9, 2022, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (such indenture, the “Indenture”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

August 25, 2025

We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters pertaining to Maryland law are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Securities Purchase Agreements, the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to:

(a)	the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)	the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which a proceeding is brought; and

(c)	the invalidity, under certain circumstances under law or court decisions, of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability, where such indemnification, exculpation or contribution is contrary to public policy.

We express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, notice or opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of rights or defenses contained in Section 3.06 of the Indenture, and waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness (including the Notes), collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (xiv) any “swap” (as such term is defined in the Commodity Exchange Act of 1936, as amended), including any guarantee thereof, by any party that is not an “eligible contract participant” (as such term is defined in such Act) or any provision of the Indenture or the Notes that purports to share the proceeds of any guarantee or collateral provided by any party that is not an eligible contract participant with the provider of any such swap or the effect of such sharing provisions on the opinions expressed herein; and (xv) the severability, if invalid, of provisions to the foregoing effect.

August 25, 2025

With your consent, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the parties thereto; (b) the Indenture constitutes legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms; and (c) the status of the Indenture and the Notes as legally valid and binding obligations of the parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations or court or governmental orders; or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on or about August 25, 2025, and to the reference to our firm contained in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP